UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

ENERGY EXPLORATION TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	000-24027	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1400, 505 3rd  Street, S.W., Calgary, Alberta, Canada T2P 3E6
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 264–7020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Independent Registered Chartered Accountants

(a)

On June 23, 2006 (the "Notification Date"), the Corporation's Independent Registered Chartered Accountants, Deloitte & Touche LLP ("Deloitte"), notified the Corporation that it would not be standing for reappointment as the Corporation's auditors for the fiscal year ending December 31, 2006.  The reports of Deloitte for the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles and included comments by Independent Registered Chartered Accountants on Canada – United States reporting differences which include explanatory paragraphs when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in the note 1 to the consolidated financial statements for the year ended December 31, 2005.  The decision to change accountants has not been recommended or approved by the Audit Committee or the Board of Directors of the Corporation.

During the Corporation's two prior fiscal years and the period from December 31, 2005 through the Notification Date, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with their reports on the Corporation's financial statements.  In addition, for the same periods, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

The Registrant provided Deloitte with a copy of this Current Report on Form 8-K  prior to its filing with the Securities and Exchange Commission (the "SEC") and requested that Deloitte furnish a letter addressed to the SEC stating whether or not Deloitte agrees with the statements noted above. A copy of Deloitte's letter so furnished will be filed following its receipt by the Corporation in an amendment to this Current Report on Form 8-K.

(b)

The Registrant has not engaged new auditors at this time.  The Registrant will file a Form 8-K at such time as a new auditor is retained.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EXPLORATION TECHNOLOGIES INC.
(Registrant)

Date: June ●, 2006

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By:

Name:

Title:

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